                                                                [EXECUTION COPY]

                                                                      EXHIBIT 4B



                                  $200,000,000


                                CREDIT AGREEMENT


                                  dated as of


                               December 20, 1995


                                     among


                         The Lincoln Electric Company,


                            The Banks Listed Herein


                                      and


                             Society National Bank,
                                    as Agent

                               TABLE OF CONTENTS*


                                                                                                                            Page
                                                                                                                            ----

                                                                   ARTICLE I

                                                                  DEFINITIONS

          SECTION 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
          SECTION 1.02.  Accounting Terms and Determinations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
          SECTION 1.03.  Types of Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16


                                                                   ARTICLE II

                                                                   THE CREDITS

          SECTION 2.01.  Commitments to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
          SECTION 2.02.  Notice of Committed Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
          SECTION 2.03.  Notice to Banks; Funding of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
          SECTION 2.04.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
          SECTION 2.07.  Facility Fee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    24
          SECTION 2.08.  Optional Termination or Reduction of Commitments   . . . . . . . . . . . . . . . . . . . . . . . .    25
          SECTION 2.09.  Mandatory Termination or Reduction of Commitments  . . . . . . . . . . . . . . . . . . . . . . . .    25
          SECTION 2.10.  Optional Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    25
          SECTION 2.11.  General Provisions as to Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    26
          SECTION 2.12.  Funding Losses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          SECTION 2.13.  Computation of Interest and Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          SECTION 2.14.  Alternative Currency Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    27
          SECTION 2.15.  Money Market Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    30
          SECTION 2.16.  Withholding Tax Exemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    35
          SECTION 2.17.  Judgment Currency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
          SECTION 2.18.  Foreign Withholding Taxes and Other Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    36
          SECTION 2.19.  Maximum Interest Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    37
          SECTION 2.20.  Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    38





__________________________________

     *The Table of Contents is not a part of this Agreement.

                                                                  ARTICLE III

                                                                  CONDITIONS

          SECTION 3.01.  Effectiveness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
          SECTION 3.02.  Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
          SECTION 3.03.  First Borrowing by Each Eligible Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41


                                                                   ARTICLE IV

                                                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          SECTION 4.01.  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          SECTION 4.02.  Corporate and Governmental Authorization; No Contravention   . . . . . . . . . . . . . . . . . . . .   42
          SECTION 4.03.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          SECTION 4.04.  Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
          SECTION 4.05.  Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          SECTION 4.06.  Compliance with ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
          SECTION 4.07.  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
          SECTION 4.08.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
          SECTION 4.09.  Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          SECTION 4.10.  Not an Investment Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
          SECTION 4.11.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45


                                                                    ARTICLE V

                                                                    COVENANTS

          SECTION 5.01.  Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    45
          SECTION 5.02.  Payment of Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    48
          SECTION 5.03.  Maintenance of Property; Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
          SECTION 5.04.  Conduct of Business and Maintenance of Existence   . . . . . . . . . . . . . . . . . . . . . . . . .    49
          SECTION 5.05.  Compliance with Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    49
          SECTION 5.06.  Inspection of Property, Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          SECTION 5.07.  Interest Coverage Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          SECTION 5.08.  Funded Debt to Capital Ratio   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          SECTION 5.09.  Negative Pledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    50
          SECTION 5.10.  Consolidations, Mergers and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    51
          SECTION 5.11.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    52

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
                                                                                                                            Page
                                                                                                                           ------
                                                                   ARTICLE VI

                                                                    DEFAULTS

          SECTION 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
          SECTION 6.02.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55


                                                                   ARTICLE VII

                                                                    THE AGENT

          SECTION 7.01.  Appointment and Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          SECTION 7.02.  Agent and Affiliates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          SECTION 7.03.  Action by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          SECTION 7.04.  Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          SECTION 7.05.  Liability of Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
          SECTION 7.06.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          SECTION 7.07.  Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          SECTION 7.08.  Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
          SECTION 7.09.  Agent's Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57


                                                                  ARTICLE VIII

                                                             CHANGE IN CIRCUMSTANCES

          SECTION 8.01.  Basis for Determining Interest Rate Inadequate or Unfair   . . . . . . . . . . . . . . . . . . . .   57
          SECTION 8.02.  Illegality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
          SECTION 8.03.  Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
          SECTION 8.04.  Base Rate Loans Substituted for Affected Fixed Rate Loans  . . . . . . . . . . . . . . . . . . . .   60
          SECTION 8.05.  HLT Classification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61


                                                                   ARTICLE IX

                                                         REPRESENTATIONS AND WARRANTIES
                                                            OF ELIGIBLE SUBSIDIARIES

          SECTION 9.01.  Corporate Existence and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
          SECTION 9.02.  Corporate and Governmental Authorization; Contravention  . . . . . . . . . . . . . . . . . . . . .   62
          SECTION 9.03.  Binding Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
          SECTION 9.04.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                                                                                            Page
                                                                                                                            ----
                                                                    ARTICLE X

                                                                    GUARANTY

          SECTION 10.01.  The Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
          SECTION 10.02.  Guaranty Unconditional  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    63
          SECTION 10.03.  Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances   . . . . . . . . . . .    64
          SECTION 10.04.  Waiver by the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
          SECTION 10.05.  Subrogation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    64
          SECTION 10.06.  Stay of Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65


                                                                   ARTICLE XI

                                                                  MISCELLANEOUS

          SECTION 11.01.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
          SECTION 11.02.  No Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    65
          SECTION 11.03.  Expenses; Documentary Taxes; Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
          SECTION 11.04.  Sharing of Set-Offs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    66
          SECTION 11.05.  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          SECTION 11.06.  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    67
          SECTION 11.07.  Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
          SECTION 11.08.  Governing Law; Submission to Jurisdiction   . . . . . . . . . . . . . . . . . . . . . . . . . . . .    69
          SECTION 11.09.  Counterparts; Integration   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          SECTION 11.10.  WAIVER OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          SECTION 11.11.  Existing Credit Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    70
          SECTION 11.12.  Eligible Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    71

Exhibit A -    Note

Exhibit B -    Form of Alternative Currency Quote Request

Exhibit C -    Form of Invitation for Alternative Currency
               Quote

Exhibit D -    Form of Alternative Currency Quote

Exhibit E -    Opinion of Frederick G. Stueber, Senior Vice
               President and General Counsel for the Company

Exhibit F -    Opinion of Davis Polk & Wardwell, Special
               Counsel for the Agent

Exhibit G -    Form of Election to Participate

Exhibit H -    Form of Election to Terminate

Exhibit I-1 -  Opinion of Counsel for the Borrower
               (Borrowings by Eligible Subsidiaries)

Exhibit I-2 -  Opinion of Counsel for the Company
               (Borrowings by Eligible Subsidiaries)

Exhibit J -    Assignment and Assumption Agreement

Exhibit K -    Extension Agreement

Exhibit L -    Form of Money Market Quote Request

Exhibit M -    Form of Invitation for Money Market Quotes

Exhibit N -    Form of Money Market Quote

                                CREDIT AGREEMENT



             AGREEMENT dated as of December 20, 1995 among THE LINCOLN ELECTRIC COMPANY, the BANKS listed on the signature pages hereof and SOCIETY NATIONAL BANK, as Agent.



                                   ARTICLE I

                                  DEFINITIONS


             SECTION 1.01. DEFINITIONS. The following terms, as used herein, have the following meanings:

             "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.15.

             "Adjusted CD Rate" has the meaning set forth in Section 2.06(b).

             "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.06(c).

             "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

             "Agent" means Society National Bank in its capacity as agent for the Banks hereunder, and its successors in such capacity.

             "Alternative Currency" means any currency other than Dollars which is freely transferable and convertible into Dollars.

             "Alternative Currency Advance" means an advance made by a Bank to any Borrower in an Alternative Currency pursuant to Section 2.14.

             "Alternative Currency Advance Report" has the meaning set forth in
Section 2.14(f).

             "Alternative Currency Lending Office" means, as to each Bank with respect to each Alternative Currency Advance made by such Bank, its office, branch or affiliate identified in the Alternative Currency Quote relating to such Alternative Currency Advance as its Alternative Currency Lending Office, or such other office, branch or affiliate as such Bank may thereafter designate as its Alternative Currency Lending Office by notice to the Company and the Agent.

             "Alternative Currency Outstandings" means at any time an amount equal to the aggregate Dollar Equivalents of all Alternative Currency Advances outstanding at such time.

             "Alternative Currency Quote" means an offer by a Bank to make an Alternative Currency Advance in accordance with Section 2.14.

             "Applicable Alternative Currency Business Day" means, with respect to any Alternative Currency Advance, a Euro-Dollar Business Day on which commercial banks are open for international business (including the clearing of currency transfers in the Alternative Currency of such Alternative Currency Advance) in the principal financial center of the home country of such Alternative Currency.

             "Applicable Interest Coverage Ratio" means, on any day, the ratio of EBIT to Consolidated Interest Expense for the period of four fiscal quarters of the Company most recently ended prior to such day for which the Company has delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be.

             "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Alternative Currency Advances, its Alternative Currency Advance Lending Office and (iv) in the case of its Money Market Loans, its Money Market Lending Office.

             "Assessment Rate" has the meaning set forth in Section 2.06(b).

             "Assignee" has the meaning set forth in Section 11.06(c).

             "Bank" means each institution listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 11.06(c), and their respective successors.

             "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

             "Base Rate Loan" means a Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

             "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

             "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

             "Borrowing" has the meaning set forth in Section 1.03.

             "CD Base Rate" has the meaning set forth in Section 2.06(b).

             "CD Loan" means a Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

             "CD Margin" has the meaning set forth in Section 2.06(b).

             "CD Reference Banks" means Morgan Guaranty Trust Company of New York and Society National Bank.

             "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.08.

             "Committed Loan" means a loan made by a Bank pursuant to Section 2.01.

             "Company" means The Lincoln Electric Company, an Ohio corporation, and its successors.

             "Company's 1994 Form 10-K" means the Company's annual report on Form 10-K for 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

             "Consolidated Interest Expense" means, for any period, the sum of
(i) the interest expense of the Company and its Consolidated Subsidiaries and
(ii) with respect of any Receivables Financing which constitutes Debt solely by virtue of clause (vi) of the definition of Debt, interest-equivalent financing charges, in each case determined on a consolidated basis for such period.

             "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

             "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity (excluding the cumulative foreign currency translation adjustment) of the Company and its Consolidated Subsidiaries MINUS their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to September 30, 1995 in the book value of any asset owned by the Company or a Consolidated Subsidiary, (ii) all Investments in unconsolidated Subsidiaries and all equity investments in Persons which are not Subsidiaries and (iii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets.

             "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) any Receivables Financing entered into by such Person as transferor, (vii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (viii) all Debt of others

Guaranteed by such Person.  The aggregate amount of Debt described in clause
(vi) of this definition at any time shall be the aggregate Receivables Financing Amount with respect to such Debt at such time.

             "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

             "Dollar Equivalent" means in respect of any Alternative Currency Advance the amount of Dollars that would be obtained by converting the outstanding amount of currency of such Alternative Currency Advance, as specified in the then most recent Alternative Currency Advance Report in respect of such Alternative Currency Advance, into Dollars at the spot rate for the purchase of Dollars with such currency as quoted by Society National Bank at approximately 9:00 A.M. (Cleveland, Ohio time) on the second Applicable Alternative Currency Business Day prior to the date of such Alternative Currency Advance Report.

             "Dollars" and the sign "$" mean lawful money of the United States of America.

             "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City or Cleveland, Ohio, are authorized by law to close.

             "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent; PROVIDED that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Domestic Loans" means CD Loans or Base Rate Loans or both.

             "Domestic Reserve Percentage" has the meaning set forth in Section 2.06(b).

             "EBIT" means, for any period, the sum of (i) the consolidated net income of the Company and its Consolidated

Subsidiaries for such period PLUS (ii) to the extent deducted in determining such consolidated net income, (A) Consolidated Interest Expense, (B) consolidated income taxes, and (C) for any fiscal quarter ending on or before December 31, 1994, redundancy costs and other non-recurring charges.

             "Effective Date" means the date of effectiveness of this Agreement, determined in accordance with Section 3.01.

             "Election to Participate" means an Election to Participate substantially in the form of Exhibit G hereto.

             "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit H hereto.

             "Eligible Subsidiary" means any Wholly-Owned Consolidated Subsidiary of the Company as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Wholly-Owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

             "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

             "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

             "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

             "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

             "Euro-Dollar Loan" means a Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

             "Euro-Dollar Margin" has the meaning set forth in Section 2.06(c).

             "Euro-Dollar Reference Banks" means the principal London offices of Morgan Guaranty Trust Company of New York and Dresdner Bank and the Cayman Islands office of Society National Bank.

             "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.06(c).

             "Event of Default" has the meaning set forth in Section 6.01.

             "Existing Credit Agreement" means the Credit Agreement dated as of March 18, 1993 among the Company, the banks party thereto and Society National Bank, as agent, as in effect immediately prior to the effectiveness of this Agreement.

             "Facility Fee Rate" has the meaning set forth in Section 2.07.

             "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the

Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Society National Bank on such day on such transactions as determined by the Agent.

             "Fixed Rate Loans" means CD Loans, Euro-Dollar Loans, Alternative Currency Advances or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

             "Funded Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

             "Funded Debt to Capital Ratio" means, at any date, the ratio of
(i) Funded Debt at such date to (ii) the sum of (A) Funded Debt at such date PLUS (B) the stockholders' equity of the Company and its Consolidated Subsidiaries at such date determined on a consolidated basis.

             "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

             "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

             "Indemnitee" has the meaning set forth in Section 11.03(b).

             "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             (2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             (3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             (4) with respect to each Alternative Currency Advance, the period commencing on the day of such Alternative Currency Advance and ending on the date specified by the Borrower in the Alternative Currency Quote Request relating to such Alternative Currency Advance; PROVIDED that no Interest Period shall end after the Termination Date.

             (5) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.15; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

             (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

             (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             (6) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending on such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.15; PROVIDED that:

             (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

             (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

             "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

             "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

             "Level I Pricing" exists on any day if (i) the Applicable Interest Coverage Ratio for such day is greater than or equal to 5.0 to 1 AND (ii) the Applicable Interest Coverage Ratio on four consecutive days (I.E., with respect to four consecutive periods of four fiscal quarters) is or has been greater than or equal to 5.0 to 1. The days on which the Applicable Interest Coverage Ratio shall be measured for purposes of clause (ii) of the immediately preceding sentence shall be the date on which delivery of financial statements pursuant to Section 5.01(b) is required for the fiscal quarter ended September 30, 1995 and each day after the Effective Date on which the Company has delivered financial statements as required pursuant to Section 5.01(a) or 5.01(b), as the case may be. For example, the Borrower will qualify for Level I Pricing if the Applicable Interest Coverage Ratio with respect to each of September 30, 1995, December 31, 1995, March 31, 1996 and June 30, 1996 is greater than or equal to 5.0 to 1. Once Borrower qualifies for Level I Pricing, Level IA Pricing shall be eliminated.

             "Level IA Pricing" exists on any day if the Applicable Interest Coverage Ratio for such day is greater than or equal to 5.0 to 1 and Level I Pricing does not exist on such day. Once Borrower qualifies for Level I Pricing, Level IA Pricing shall be eliminated.

             "Level II Pricing" exists on any day if the Applicable Interest Coverage Ratio for such day is greater than or equal to 4.0 to 1 but less than
5.0 to 1.

             "Level III Pricing" exists on any day if none of Level I Pricing, Level IA Pricing nor Level II Pricing exists on such day.

             "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.15.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

             "Loan" means a Domestic Loan or a Euro-Dollar Loan or an Alternative Currency Advance or a Money Market Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or Alternative Currency Advances or Money Market Loans or any combination of the foregoing.

             "London Interbank Offered Rate" has the meaning set forth in
Section 2.06(c).

             "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $5,000,000.

             "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

             "Money Market Absolute Rate" has the meaning set forth in Section 2.15(d).

             "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

             "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Company and the Agent; PROVIDED that any Bank may from time to time by notice to the Company and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

             "Money Market LIBOR Loan" means a loan to be made pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

             "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

             "Money Market Margin" has the meaning set forth in Section
2.15(d).

             "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.15.

             "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

             "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

             "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.15).

             "Original Credit Agreement" has the meaning set forth in the first WHEREAS clause.

             "Parent" means, with respect to any Bank, any Person controlling such Bank.

             "Participant" has the meaning set forth in Section 11.06(b).

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

             "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

             "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or
(ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

             "Prime Rate" means the rate of interest established from time to time by Society National Bank in Cleveland, Ohio as its Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Society National Bank for commercial or other extensions of credit.

             "Receivables" means all accounts, contract rights, chattel paper, instruments, general intangibles and other rights to payment arising out of a sale or lease of goods or the rendering of services by the Company or any of its Subsidiaries.

             "Receivables Financing" means any transaction involving the transfer (by way of sale, pledge or otherwise) by the Company or any of its Subsidiaries of Receivables (or interest therein) and associated assets to any Person other than the Company or any of its Subsidiaries (other than any such transfer in bulk as part of a sale of a line or division of business).

             "Receivables Financing Amount" means, at any time, (i) with respect to any Receivables Financing that constitutes Debt (other than solely pursuant to clause (vi) of the definition of Debt), the outstanding principal amount thereof at such time and (ii) with respect to any Receivables Financing that constitutes Debt solely pursuant to clause (vi) of the definition of Debt, the amount of the proceeds received by the transferor to the extent the transferee is entitled at such time to the recovery of such amount out of the proceeds of the assets transferred.

             "Reference Banks" means the CD Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

             "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Loans made by any Bank to any Borrower.

             "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

             "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans.

             "Significant Subsidiary" means a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission.

             "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

             "Termination Date" means December 20, 2000 or such later date to which the Commitments shall have been extended pursuant to Section 2.20 or, if any such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such succeeding Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

             "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

             "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except (i) all nominal and directors qualifying shares, (ii) shares of such Consolidated Subsidiary owned by any Person who is or was a director, an officer, an employee or is related by blood or marriage to any of the foregoing PROVIDED that, the number of shares excepted pursuant to this clause (ii) shall not exceed at any time in the aggregate 10% of the capital stock or other ownership interests of such Consolidated Subsidiary, and (iii) with respect to Messer-Lincoln GmbH, shares of Messer-Lincoln GmbH owned by Hans Messer or

Messer-Griesheim GmbH) are at the time directly or indirectly owned by the Company.

             SECTION 1.02. ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article V for such purpose), then, with the consent of the Required Banks, the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

             SECTION 1.03. TYPES OF BORROWINGS. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a single Borrower pursuant to Article II on a single date, for a single Interest Period and, if applicable, in a single Alternative Currency. Borrowings are classified for purposes of this Agreement by reference to the pricing of Loans comprising such Borrowing (E.G., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (I.E., a "Committed Borrowing" is a Borrowing under Section 2.01 in which all Banks participate in proportion to their Commitments, while an "Alternative Currency Borrowing" is a Borrowing under Section 2.14 in which the Bank participants are determined by the Borrower on the basis of their bids in accordance therewith and a "Money Market Borrowing" is a Borrowing under Section 2.15 in which the Bank participants are determined by the Borrower on the basis of their bids in accordance therewith) or by reference to both.

                                   ARTICLE II

                                  THE CREDITS


             SECTION 2.01. COMMITMENTS TO LEND. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans in Dollars to any Borrower from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding to all Borrowers shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, a Borrower may borrow, repay, or, to the extent permitted by Section 2.10, prepay Loans and reborrow at any time.

             SECTION 2.02. NOTICE OF COMMITTED BORROWING. The relevant Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:00 A.M. (Cleveland, Ohio time) on (x) the date of each Base Rate Borrowing, (y) the second Domestic Business Day before each CD Borrowing and
(z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

             (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

             (ii)  the aggregate amount of such Borrowing,

             (iii) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Dollar Loans, and

             (iv) in the case of a Committed Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

             Notwithstanding the foregoing, no more than ten Committed Fixed Rate Borrowings shall be outstanding at any one time, and any Borrowing that would exceed such limitation shall be made as a Base Rate Borrowing.

             SECTION 2.03. NOTICE TO BANKS; FUNDING OF LOANS. (a) Upon receipt of a Notice of Committed Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of such Committed Borrowing and such Notice of Committed Borrowing shall not thereafter be revocable by any Borrower.

             (b) Not later than 12:00 Noon (Cleveland, Ohio time) on the date of each Committed Borrowing, each Bank shall (except as provided in subsection
(c) of this Section) make available its share of such Committed Borrowing, in Federal or other funds immediately available in Cleveland, Ohio, to the Agent at its address referred to in Section 11.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower at the Agent's aforesaid address.

             (c) If any Bank makes a new Committed Loan hereunder to a Borrower on a day on which such Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Committed Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed by such Borrower and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be.

             (d) Unless the Agent shall have received notice from a Bank prior to 12:00 Noon (Cleveland, Ohio time) on the date of any Committed Borrowing that such Bank will not make available to the Agent such Bank's share of such Committed Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Committed Borrowing in accordance with subsections (b) and (c) of this Section 2.03 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to
Section 2.06 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Committed Loan included in such Borrowing for purposes of this Agreement.

             SECTION 2.04. NOTES. (a) The Loans of each Bank to each Borrower shall be evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

             (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular type to such Borrower be evidenced by a separate Note of such Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to a "Note" or the "Notes" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

             (c) Upon receipt of each Bank's Note pursuant to Section 3.01(b) or 3.03(a), the Agent shall mail such Note to such Bank. Each Bank shall record the date, amount, type, Alternative Currency (if applicable) and maturity of each Loan made by it to each Borrower and the date and amount of each payment of principal made with respect thereto, and prior to any transfer of its Note of any Borrower shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

             SECTION 2.05. MATURITY OF LOANS. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

             SECTION 2.06. INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base

Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

             (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for the first day of such Interest Period plus the applicable Adjusted CD Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Loan and (ii) the rate applicable to Base Rate Loans for such day.

             "CD Margin" means for any day the percentage set forth below in the applicable row under the column corresponding to the "Pricing Level" that exists on such day:


  Level                           I                  IA               II            III
  CD Margin                          .325%             .350%           .375%         .425%

; PROVIDED that (A) if the Company shall fail to timely deliver the information required to be delivered by it pursuant to Section 5.01(a) or Section 5.01(b), as the case may be (and such failure shall not have been waived by the Required Banks in accordance with Section 11.05), Level III Pricing shall apply for each day from and including the day on which such information is required to be delivered to but excluding the day on which such information is delivered and
(B) the effective date of any increase or decrease in the CD Margin (other than any increase pursuant to clause (A) of this proviso) shall be the fifth Domestic Business Day after the Company shall have delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be, on the basis of which statements any such increase or decrease is calculated.

             The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:

                     [ CDBR     ]*
        ACDR   =     [ ---------- ]  + AR
                     [ 1.00 - DRP ]

        ACDR   =  Adjusted CD Rate
        CDBR   =  CD Base Rate
         DRP   =  Domestic Reserve Percentage
         AR    =  Assessment Rate

    __________
    * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%

             The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (Cleveland, Ohio time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

             "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

             "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4(a) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

             (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day of the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for the first day of such Interest Period plus the applicable Adjusted London Interbank Offered Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

             "Euro-Dollar Margin" means for any day the percentage set forth below in the applicable row under the column corresponding to the "Pricing Level" that exists on such day:


                  Level                         I              IA             II             III
  Euro-Dollar Margin                              .20%          .225%           .25%           .30%

; PROVIDED that (A) if the Company shall fail to timely deliver the information required to be delivered by it pursuant to Section 5.01(a) or Section 5.01(b), as the case may be (and such failure shall not have been waived by the Required Banks in accordance with Section 11.05), Level III Pricing shall apply for each day from and including the day on which such information is required to be delivered to but excluding the day on which such information is delivered and
(B) the effective date of any increase or decrease in the Euro-Dollar Margin (other than any increase pursuant to clause (A) of this proviso) shall be the fifth Domestic Business Day after the Company shall have delivered financial statements pursuant to Section 5.01(a) or 5.01(b), as the case may be, on the basis of which statements any such increase or decrease is calculated.

             The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

             The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

             "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

             (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Loan and (ii) the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section
8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

             (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.06(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with
Section 2.15. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.15. Such interest shall be payable for each Interest Period on the last day thereof and if, such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

             (f) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

             (g) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated hereby. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

             SECTION 2.07. FACILITY FEE. The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily as described below). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans, and shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date (and, if applicable, such later date of repayment).

             "Facility Fee Rate" means for any day the percentage set forth below in the applicable row under the column corresponding to the "Pricing Level" that exists on such day:



                  Level                         I              IA              II            III
  Facility Fee Rate                               .10%          .105%            .125%       .15%

             SECTION 2.08. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENTS. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $25,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans. If the Commitments are terminated in their entirety, all accrued facility fees shall be payable on the effective date of such termination.

             SECTION 2.09. MANDATORY TERMINATION OR REDUCTION OF COMMITMENTS. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

             SECTION 2.10. OPTIONAL PREPAYMENTS. (a) The Borrower may (i) upon at least one Domestic Business Day's notice to the Agent, prepay any Base Rate Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)), (ii) upon three Domestic Business Days' notice to the Agent, subject to Section 2.12, prepay any CD Borrowing and (iii) upon at least three Euro-Dollar Business Days' notice to the Agent, subject to Section 2.12, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

             (b) Except as provided in clause (i) of Section 2.10(a), no Borrower may prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

             (c) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

             SECTION 2.11. GENERAL PROVISIONS AS TO PAYMENTS. (a) The Borrowers shall make each payment of principal of, and interest on, the Committed Loans and of fees hereunder, not later than 12:00 Noon (Cleveland, Ohio time) on the date when due, in Federal or other funds immediately available in Cleveland, Ohio to the Agent at its address referred to in Section
11.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

             (b) All payments to be made by any Borrower hereunder or under the Notes in an Alternative Currency pursuant to Section 2.14 shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the relevant Bank, at such time and at such place as shall have been notified by such Bank to the relevant Borrower by not less than four Euro-Dollar Business Days' notice prior to the day on which any such payment is due.

             (c) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder with respect to Committed Loans or any fees hereunder, that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

             SECTION 2.12. FUNDING LOSSES. If a Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise, (except pursuant to Section 2.14(g)) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.06(d), or if a Borrower fails to borrow or prepay any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.03(a) or 2.10(c), the Company shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, PROVIDED that such Bank shall have delivered to the Company a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error.

             SECTION 2.13. COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

             SECTION 2.14.  ALTERNATIVE CURRENCY ADVANCES.

             (a) ALTERNATIVE CURRENCY OPTION. From time to time prior to the Termination Date any Borrower may, as set forth in this Section, request the Banks to make offers to make Alternative Currency Advances to such Borrower. Any Bank may, but shall have no obligation to, make such offers, and such Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this

Section; PROVIDED that no Borrower may accept any offer if, after giving effect to the Alternative Currency Advance to be made pursuant to such offer and any other outstanding accepted offers, the Alternative Currency Outstandings would exceed 40% of the aggregate Commitments at such time.

             (b) ALTERNATIVE CURRENCY QUOTE REQUEST. When any Borrower wishes to request offers to make Alternative Currency Advances under this Section, it shall transmit to the Agent by telex or facsimile transmission an Alternative Currency Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:00 A.M. (Cleveland, Ohio time) on the fifth Applicable Alternative Currency Business Day prior to the date of borrowing proposed therein of the Alternative Currency Advance requested therein (or such other time or date as the relevant Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Quote Request for the first Alternative Currency Advance for which such change is to be effective) specifying:

             (i) the proposed date of the Alternative Currency Advance, which shall be an Applicable Alternative Currency Business Day with respect to the Alternative Currency in which such Alternative Currency Advance is requested;

             (ii) the Alternative Currency in which such Alternative Currency Advance is requested;

             (iii) the aggregate principal amount of such Alternative Currency Advance (in such Alternative Currency); and

             (iv) the duration of the Interest Period applicable to such Alternative Currency Advance, subject to the provisions of the definition of Interest Period.

The relevant Borrower may request offers to make Alternative Currency Advances with more than one Interest Period and in more than one Alternative Currency in a single Alternative Currency Quote Request. No Alternative Currency Quote Request shall be given within five Euro- Dollar Business Days (or such other number of days as the Company and the Agent may agree) of any other Alternative Currency Quote Request.

             (c) INVITATION FOR ALTERNATIVE CURRENCY QUOTES. Promptly upon receipt of an Alternative Currency Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Alternative Currency Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit to such Borrower Alternative Currency Quotes offering to make the Alternative Currency Advances to which such Alternative Currency Quote Request relates in accordance with this Section.

             (d) SUBMISSION AND CONTENTS OF ALTERNATIVE CURRENCY QUOTES. Each Bank may submit to the Borrower an Alternative Currency Quote containing an offer or offers to make Alternative Currency Advances in response to an Invitation for Alternative Currency Quotes. Each Alternative Currency Quote shall be in substantially the form of Exhibit D hereto and must be submitted to the relevant Borrower by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than 2:00 P.M. (Cleveland, Ohio time) on the fourth Applicable Alternative Currency Business Day prior to the proposed date of the Alternative Currency Advance (or such other time or date as the relevant Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Quote Request for the first Alternative Currency Advance for which such change is to be effective).

             (e) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:00 A.M. (Cleveland, Ohio time) on the third Applicable Alternative Currency Business Day prior to the proposed date of any Alternative Currency Advance (or such other time or date as the relevant Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Alternative Currency Request for the first Alternative Currency Advance for which such change is to be effective), the relevant Borrower shall notify the Agent and each of the Banks which submitted an Alternative Currency Quote of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (d). In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period and each Alternative Currency that are accepted. The relevant Borrower may accept any Alternative Currency Quote in whole or in part; PROVIDED that:

             (i) the aggregate principal amount of each may not exceed the applicable amount set forth in the related Alternative Currency Quote Request, and

             (ii) no Borrower may accept any offer that would cause it to violate the proviso to subsection (a) above.

Each Bank whose Alternative Currency Quote has been accepted in whole or in part by the relevant Borrower shall promptly notify the Agent of such acceptance.

             (f) REPORTS TO AGENT. The Company shall deliver to the Agent and each of the Banks a report in respect of each Alternative Currency Advance (an "Alternative Currency Advance Report") (i) on the date on which such Alternative Currency Advance is made, (ii) on the date on which any principal amount thereof is repaid, and (iii) on any other date required pursuant to
Section 3.02(b), specifying for such Alternative Currency Advance:

             (A) the date such Alternate Currency Advance was or is being made or on which such amount of principal is repaid;

             (B)     the Alternative Currency of such Alternate Currency
    Advance;

             (C) the principal amount of such Alternate Currency Advance or principal payment (in such Alternative Currency); and

             (D) the Dollar Equivalent of the Alternate Currency Advance then made or remaining after such principal repayment and the Alternative Currency Outstandings on such date after giving effect to such Alternate Currency Advance or principal payment.

PROVIDED that, any Alternative Currency Advance Report delivered by the Company pursuant to clause (iii) need only specify the Alternative Currency Outstandings on the date of such Alternative Currency Advance Report.

             (g) MANDATORY PREPAYMENTS. If on any date the sum of (i) the aggregate principal amount of the Committed Loans outstanding on such date,
(ii) the Alternative Currency Outstandings on such date and (iii) the aggregate principal amount of Money Market Loans outstanding on such date exceeds the aggregate amount of the Commitments, the Borrower shall prepay Alternative Currency Advances in an aggregate amount equal to such excess. Each such prepayment shall be with respect to such Alternative Currency Advances as the Borrower shall designate (or, failing such designation, as determined by the Agent).

             SECTION 2.15.  MONEY MARKET BORROWINGS.

             (a)  THE MONEY MARKET OPTION.   From time to time prior to the
Termination Date, any Borrower may, as set forth in this Section, request the Banks to make offers to make Money Market Loans to such Borrower. Any Bank may, but shall have no obligation to, make such offers and any Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section; PROVIDED that no Borrower may accept any offer if, immediately after giving effect to the Money Market Loan to be made pursuant to such offer and any other outstanding accepted offers, the aggregate outstanding principal amount of Money Market Loans would exceed 60% of the aggregate Commitments at such time.

             (b) MONEY MARKET QUOTE REQUEST. When any Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit L hereto so as to be received no later than 10:00 A.M. (Cleveland, Ohio time) on (x) the fifth Euro-Dollar Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or
(y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

             (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

             (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

             (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

             (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The relevant Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Company and Agent may agree) of any other Money Market Quote Request.

             (c) INVITATION FOR MONEY MARKET QUOTES. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit M hereto, which shall constitute an invitation by the relevant Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote relates in accordance with this Section.

             (d) SUBMISSION AND CONTENTS OF MONEY MARKET QUOTES. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 11.01 not later than (x) 2:00 P.M. (Cleveland, Ohio time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or by (y) 9:30 A.M. (Cleveland, Ohio time) in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Agent shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); PROVIDED that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such Affiliate notifies the relevant Borrower of the terms of the offer or offers contained therein not later than
(x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the relevant Borrower.

             (ii) Each Money Market Quote shall be in substantially the form of Exhibit N hereto and shall in any case specify:

             (A)  the proposed date of Borrowing,

             (B) the principal amount of the Money Market Loan for which each offer is being made, which principal amount (w) may be greater than or less than the

    Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

             (C) in the case of LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

             (D) in the case of an Absolute Base Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

             (E)  the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

             (iii)  Any Money Market Quote shall be disregarded if it:

             (A)   is not substantially in conformity with      Exhibit N
    hereto or does not specify all of the information required by subsection
    (d)(ii);

             (B)  contains qualifying, conditional or similar language;

             (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quote; or

             (D)  arrives after the time set forth in  subsection (d)(i).

PROVIDED that a Money Market Quote shall not be disregarded pursuant to clause
(B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to such Bank pursuant to Section 2.15(g) would be unacceptable.

             (e) NOTICE TO BORROWER. The Agent shall promptly notify the relevant Borrower of the terms of (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the relevant Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

             (f) ACCEPTANCE AND NOTICE BY BORROWER. Not later than 10:30 A.M. (Cleveland, Ohio time) on (x) the third Euro-Dollar Business Day prior to the proposed date of the Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the relevant Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the relevant Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The relevant Borrower may accept any Money Market Quote in whole or in part; PROVIDED that:

             (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote request,

             (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

             (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the relevant Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

             (g) ALLOCATION BY AGENT. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

             SECTION 2.16. WITHHOLDING TAX EXEMPTION. At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent, in each case certifying that such Bank is entitled to receive payments from the Company under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

             SECTION 2.17. JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Cleveland, Ohio office of Society National Bank on the Euro-Dollar Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Dollar Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

              SECTION 2.18. FOREIGN WITHHOLDING TAXES AND OTHER COSTS. (a) Except as contemplated by the next sentence of this Section 2.18(a), all payments by an Eligible Subsidiary of principal of and interest on its Notes and of all other amounts payable under this Agreement are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority thereof or therein through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, such Eligible Subsidiary will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on its Notes and of all other amounts payable by it under this Agreement, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein. Such Eligible Subsidiary shall furnish promptly to the Agent official receipts evidencing such withholding or deduction.

             (b) If the cost to any Bank of making or maintaining any Committed Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

             (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (b) and will designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

             SECTION 2.19.  MAXIMUM INTEREST RATE.
             (a) Nothing contained in this Agreement or the Notes shall require any Borrower to pay interest at a rate exceeding the maximum rate permitted by applicable law. Neither this Section nor Section 11.08 is intended to limit the rate of interest payable for the account of any Bank to the maximum rate permitted by the laws of the State of New York if a higher rate is permitted with respect to such Bank by supervening provisions of U.S. federal law.

             (b) If the amount of interest payable by any Borrower for the account of any Bank on any interest payment date in respect of the immediately preceding interest computation period, computed pursuant to Section 2.06, would exceed the maximum amount permitted by applicable law to be charged to such Borrower by such Bank, the amount of interest payable by such Borrower for its account on such interest payment date shall be automatically reduced to such maximum amount.

             (c) If the amount of interest payable by any Borrower for the account of any Bank in respect of any interest computation period is reduced pursuant to clause (b) of this Section and the amount of interest payable by such Borrower for its account in respect of any subsequent interest computation period, computed pursuant to Section 2.06, would be less than the maximum amount permitted by applicable law to be charged to such Borrower by such Bank, then the amount of interest payable by such Borrower for its account in respect of such subsequent interest computation period shall be automatically increased to such maximum permissible amount; PROVIDED that at no time shall the aggregate amount by which interest paid by any Borrower for the account of any Bank has been increased pursuant to this clause (c) exceed the aggregate amount by which interest paid by such Borrower for its account has theretofore been reduced pursuant to clause (b) of this Section.

             SECTION 2.20.  EXTENSION OF TERMINATION DATE.
 The Termination Date may be extended, in the manner set forth in this Section, on the 45th day after receipt, for each fiscal year of the Company, of the financial statements referred to in Section 5.01(a), the certificate with respect thereto referred to in Section 5.01(c) and the statement with respect thereto referred to in Section 5.01(d) (each such date, as specified by the Company in connection with the delivery of such items, an "Extension Date") for a period of one year after the then current Termination Date. If the Company wishes to request an extension of the Termination Date on any Extension Date, it shall give written notice to that effect to the Agent not less than 45 nor more than 120 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such notice. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 45 days after receipt of the relevant financial statements referred to in Section 5.01(a), the certificate with respect thereto referred to in Section 5.01(c) and the statement with respect thereto referred to in Section 5.01(d). If all Banks respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an Extension Agreement in substantially the form of Exhibit K duly completed and signed by all of the parties hereto, the Termination Date shall be extended, effective on such Extension Date, to the date stated in such Extension Agreement.

                                  ARTICLE III

                                   CONDITIONS

             SECTION 3.01. EFFECTIVENESS. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 11.05):

             (a) receipt by the Agent of counterparts hereof signed by the Company, the Banks and the Agent (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

             (b) receipt by the Agent for the account of each Bank of a duly executed Note of the Company dated on or before the Effective Date complying with the provisions of Section 2.04;

             (c) receipt by the Agent of an opinion of Frederick G. Stueber, Vice President, General Counsel and Secretary for the Company, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (d) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

             (e) receipt by the Agent of evidence reasonably satisfactory to the Agent that the Company and the Prudential Insurance Company of America shall have entered into an amendment to the Note Agreement dated as of November 1, 1991 with respect to the $75,000,000 8.73% Senior Notes due 2003 of the Company in form and substance reasonably satisfactory to the Agent;

             (f) receipt by the Agent of evidence satisfactory to it that the commitments under the Existing Credit Agreement have terminated, all loans thereunder have been repaid in full (all Banks hereunder which are also banks under the Existing Credit Agreement hereby agreeing that such repayment may be made, whether at the end of interest periods under the Existing Credit

    Agreement or not) or constitute Loans hereunder and all accrued fees and other amounts payable thereunder have been paid in full; and

             (g) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

PROVIDED that this Agreement shall not become effective or be binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 31, 1996.

             SECTION 3.02. BORROWINGS. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

             (a) receipt by the Agent of a Notice of Committed Borrowing as required by Section 2.02, if such Borrowing is a Committed Borrowing;

             (b) receipt by the Agent of an Alternative Currency Advance Report dated no more than fourteen days prior to the date of such Borrowing if, immediately after such Borrowing, the sum of (i) the aggregate principal amount of the Committed Loans outstanding on such date, (ii) the Alternative Currency Outstandings on such date and (iii) the aggregate principal amount of Money Market Loans on such date would exceed 80% of the aggregate amount of the Commitments;

             (c)  the fact that, immediately after such Borrowing, the sum of
    (i) the aggregate principal amount of Committed Loans outstanding on such date, (ii) the Alternative Currency Outstandings on such date and (iii) the aggregate principal amount of Money Market Loans outstanding on such date will not exceed the aggregate amount of the Commitments;

             (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing; and

             (e) the fact that the representations and warranties of the Borrowers contained in this Agreement (except, in the case of a Refunding Borrowing, the representation and warranty set forth in Section

    4.04(c)) shall be true on and as of the date of such Borrowing.

             Each Borrowing hereunder shall be deemed to be a representation and warranty by the Company and the relevant Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d) and (e) of this Section.

             SECTION 3.03. FIRST BORROWING BY EACH ELIGIBLE SUBSIDIARY. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary is subject to the satisfaction of the following further conditions:

             (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing complying with the provisions of Section 2.04;

             (b) receipt by the Agent of opinions of counsel for the Company and such Eligible Subsidiary (which may be in-house counsel for the Company) acceptable to the Agent, substantially to the effect of Exhibit I-1 or I-2 hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

             (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY


             The Company represents and warrants that:

             SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. (a) The execution, delivery and performance by the Company of this Agreement and its Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or regulations of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

             (b) The execution and delivery by each Eligible Subsidiary of its Election to Participate and its Notes, and the performance by such Eligible Subsidiary of this Agreement and its Notes do not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

             SECTION 4.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of the Company and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

             SECTION 4.04.  FINANCIAL INFORMATION.

             (a) The statement of consolidated financial condition of the Company and its Consolidated Subsidiaries as of December 31, 1994 and the related statements of consolidated income, consolidated shareholders' equity and consolidated cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Company's 1994 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

             (b) The unaudited statement of consolidated financial condition of the Company and its Consolidated Subsidiaries as of September 30, 1995 and the related unaudited statements of consolidated income and consolidated cash flow for the nine months then ended, set forth in the Company's quarterly report for the fiscal quarter ended September 30, 1995 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

             (c) Since September 30, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole, and no event has taken place which is reasonably likely to have such a material adverse effect in the future.

             SECTION 4.05. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to result in any material adverse change in the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries or which in any manner draws into question the validity of this Agreement or the Notes.

             SECTION 4.06. COMPLIANCE WITH ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

             SECTION 4.07. ENVIRONMENTAL MATTERS. (a) In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

             (b) No demand, claim, suit, order, citation, administrative action, investigation or proceeding made, brought or initiated by any Person arising under, relating to or in connection with Environmental Laws is pending or threatened against the Company or any of its Subsidiaries which would reasonably be expected to result in any material adverse change in the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

             SECTION 4.08. TAXES. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the fiscal year ended December 31, 1987. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

             SECTION 4.09. SUBSIDIARIES. Each of the Company's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

             SECTION 4.10. NOT AN INVESTMENT COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             SECTION 4.11. FULL DISCLOSURE. All information (other than financial projections) heretofore furnished by any Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information (other than any financial projections) hereafter furnished by any Borrower to the Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. All financial projections heretofore furnished by any Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby have been, and all such financial projections hereafter furnished by any Borrower to the Agent or any Banks will be, made in good faith and on the basis of reasonable assumptions. Each Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Company can now reasonably foresee), the business, operations or financial condition of the Company and its Consolidated Subsidiaries, taken as a whole, or the ability of any Borrower to perform its obligations under this Agreement.


                                   ARTICLE V

                                   COVENANTS


             The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

             SECTION 5.01. INFORMATION. The Company will deliver to each of the Banks:

             (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, an audited statement of consolidated financial condition of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related audited statements of consolidated income, consolidated shareholders' equity and consolidated cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

             (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a statement of consolidated financial condition of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related statements of consolidated income and consolidated cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company;

             (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish
    (i) whether the Company was in compliance with the requirements of Sections
    5.07 to 5.08, inclusive, on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

             (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default, with respect to any covenant contained in Sections 5.07 to 5.08, inclusive, existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause
    (c) above;

             (e) within two days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

             (f) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

             (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

             (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or

    Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth details as to such occurrence and the action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take;

             (i) as soon as available and in any event within 30 days after the beginning of each fiscal year of the Company, a projected statement of consolidated financial condition of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and related projected statements of consolidated income, consolidated shareholders' equity and consolidated cash flows for such fiscal year, in each case based on the Company's best estimates, information and assumptions at the time;

             (j) promptly and in any event within five Domestic Business Days after receipt thereof, copies of any notice of any demand, claim, suit, order, citation, administrative action, investigation or proceeding made, brought or initiated by any Person arising under, relating to or in connection with Environmental Laws which would reasonably be expected to result in any material adverse change in the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, taken as a whole; and

             (k) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries (including, without limitation, consolidating financial statements of the Company or any of its Subsidiaries and projected statements of consolidated income of the Company and its Subsidiaries) as the Agent, at the request of any Bank, may reasonably request.

             SECTION 5.02. PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

             SECTION 5.03. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

             (b) The Company will maintain, and will cause each Subsidiary to maintain, (i) insurance with respect to such risks and in amounts as specified in the Existing Credit Agreement and (ii) such other insurance coverage in such amounts and with respect to such risks as the Required Banks may reasonably request. All insurance maintained pursuant to clause (ii) above shall be provided by insurers having A.M. Best policyholders ratings comparable to those of the insurers listed on Schedule I to the Existing Credit Agreement or such other insurers as the Required Banks may approve in writing. The Company will deliver to the Banks (i) upon request of any Bank through the Agent from time to time full information as to the insurance carried, (ii) within five days of receipt of notice from any insurer a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) forthwith, notice of any cancellation or nonrenewal of coverage by the Company.

             SECTION 5.04. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Company and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; PROVIDED that nothing in this Section 5.04 shall prohibit (i) the merger of a Subsidiary into the Company or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (ii) the termination of the corporate existence of any Subsidiary, so long as such Subsidiary is not a Significant Subsidiary and so long as the Company in good faith determines that such termination is in the best interest of the Company and is not otherwise materially disadvantageous to the interests of the Banks hereunder.

             SECTION 5.05. COMPLIANCE WITH LAWS. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

             SECTION 5.06. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

             SECTION 5.07. INTEREST COVERAGE RATIO. The ratio of EBIT to Consolidated Interest Expense, in each case for the period of four fiscal quarters of the Company then most recently ended, shall at all times exceed 2.5 to 1.

             SECTION 5.08. FUNDED DEBT TO CAPITAL RATIO. The Funded Debt to Capital Ratio will at no time exceed .55 to 1.

             SECTION 5.09. NEGATIVE PLEDGE. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

             (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $15,000,000;

             (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

             (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

             (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Company or a Subsidiary, and not created in contemplation of such event;

             (e) any Lien existing on any asset prior to the acquisition thereof, by the Company or a Subsidiary and not created in contemplation of such acquisition;

             (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that such Debt is not increased and is not secured by any additional assets;

             (g)  Liens arising in the ordinary course of its business which
    (i) do not secure Debt, (ii) do not secure obligations in amounts exceeding, in the aggregate, $25,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

             (h) Liens on Receivables of the Company and its Subsidiaries in connection with Receivable Financings with respect to such Receivables; PROVIDED that the aggregate outstanding Receivables Financing Amount will at no time exceed $50,000,000; and

             (i) Liens (other than Liens on Receivables pursuant to a Receivables Financing) not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not to exceed 10% of Consolidated Tangible Net Worth.

             SECTION 5.10. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. (a) The Company will not consolidate or merge with or into any other Person unless
(i) the Company is the corporation surviving such merger and (ii) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

             (b) No Borrower will sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of such Borrower and its Subsidiaries, taken as a whole, to any Person (other than the Company or any of its Subsidiaries). For purposes of this Section 5.10(b), any Significant Subsidiary and the assets of a business operation which if separately counted, would constitute a Significant Subsidiary, shall be deemed to constitute a "substantial part of the assets" of such Borrower and its Subsidiaries, taken as a whole.

             (c) Neither the Company nor any of its Subsidiaries will sell, lease or otherwise transfer, directly or indirectly, any of its accounts receivable to any Person (other than the Company or any of its Subsidiaries), except (i) in connection with a Receivables Financing and (ii) if, immediately after giving effect to any such Financing, the aggregate outstanding Receivables Financing Amount does not exceed $50,000,000.

             SECTION 5.11. USE OF PROCEEDS. The proceeds of the Loans made under this Agreement will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.


                                   ARTICLE VI

                                    DEFAULTS

             SECTION 6.01. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

             (a) any principal of any Loan, or any interest, any fees or any other amount payable hereunder, shall not be paid when due;

             (b) the Company shall fail to observe or perform any covenant contained in Sections 5.07 to 5.11 inclusive;

             (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
    (a) or (b) above) for 10 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

             (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

             (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;

             (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Material Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

             (g) the Company or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

             (h) an involuntary case or other proceeding shall be commenced against the Company or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

             (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $1,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $1,000,000;

             (j) a judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

             (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding capital stock of the Company having voting power in the general election of directors, excluding any Person or group of Persons who are officers, directors or employees of the Company or any Subsidiary as of the date hereof or are related by blood or marriage to the descendants of James F. or John C. Lincoln, including any trusts or similar arrangements for any of the foregoing and any foundations established by any of the foregoing;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Company declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; PROVIDED that in the case of any of the Events of Default specified in clause
(g) or (h) above with respect to any Borrower, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest, dishonor or other notice of any kind, all of which are hereby waived by each Borrower.

             SECTION 6.02. NOTICE OF DEFAULT. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

             SECTION 7.01. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

             SECTION 7.02. AGENT AND AFFILIATES. Society National Bank shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Society National Bank and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Agent hereunder.

             SECTION 7.03. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

             SECTION 7.04. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

             SECTION 7.05. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

             SECTION 7.06. INDEMNIFICATION. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or in connection with any action taken or omitted by such indemnitees hereunder.

             SECTION 7.07. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

             SECTION 7.08. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank or a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

             SECTION 7.09. AGENT'S FEE. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.


                                  ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

             SECTION 8.01. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

             (a) the Agent is advised by the Reference Banks that deposits in Dollars (in the applicable amounts) are not being offered to the Reference Banks in the relevant market for such Interest Period, or

             (b) Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Dollar Loans, as the case may be, shall be suspended and the obligations of any Bank to make any Alternative Currency Advances pursuant to an Alternative Currency Quote accepted by the relevant Borrower in accordance with Section 2.14(e) and requiring such Alternative Currency Advance to bear interest at a rate calculated on the basis of the Adjusted London Interbank

Offered Rate shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Committed Fixed Rate Borrowing for which a Notice of Committed Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

             SECTION 8.02. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower shall be suspended.
Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to such Borrower to maturity and shall so specify in such notice, such Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, such Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

             SECTION 8.03. INCREASED COST AND REDUCED RETURN. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Alternative Currency Quote, in the case of any Alternative Currency Advance or (z) the date of the related Money Market Quote in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

              (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

             (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (A) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (B) with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement related in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

             (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

             (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

             SECTION 8.04. BASE RATE LOANS SUBSTITUTED FOR AFFECTED FIXED RATE LOANS. If (i) the obligation of any Bank to make Euro-Dollar Loans to any Borrower has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03(a) and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

             (a) all Loans to such Borrower which would otherwise be made by such Bank as CD Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

             (b) after each of its CD Loans or Euro-Dollar Loans, as the case may be, to such Borrower has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.

             SECTION 8.05. HLT CLASSIFICATION. If, after the date hereof, the Agent determines that, or the Agent is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Company and the other Banks. The Agent, the Banks and the Borrowers shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrowers and Banks having more than 50% in aggregate amount of the Commitments agree on the amount of such increase or increases, this Agreement may be amended to give effect to such increase or increases as provided in Section
11.05. If the Borrowers and Banks having more than 50% in aggregate amount of the Commitments fail to so agree within 45 days after notice is given by the Agent as provided above, then the Agent shall, if requested by Banks having 50% or more in aggregate amount of the Commitments, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate and the Borrowers shall repay each outstanding Loan at the end of the Interest Period applicable thereto. The Banks acknowledge that an HLT Classification is not a Default or an Event of Default hereunder.

                                   ARTICLE IX

                         REPRESENTATIONS AND WARRANTIES
                            OF ELIGIBLE SUBSIDIARIES

             Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted as of the date thereof (or, in the case of any Existing Eligible Subsidiary, as defined in Section 11.12, represents and warrants as of the date hereof) that:

             SECTION 9.01. CORPORATE EXISTENCE AND POWER. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a Wholly-Owned Consolidated Subsidiary of the Company.

             SECTION 9.02. CORPORATE AND GOVERNMENTAL AUTHORIZATION; CONTRAVENTION. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws or of any agreement, judgment, injunction, order, decree or other instrument binding upon such Eligible Subsidiary or result in the creation or imposition of any Lien on any asset of such Eligible Subsidiary or any of its Subsidiaries.

             SECTION 9.03. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and its Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of such Eligible Subsidiary, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

             SECTION 9.04. TAXES. Except as disclosed in the opinions of counsel delivered by such Eligible Subsidiary pursuant to Section 3.03(b), there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                                   ARTICLE X

                                    GUARANTY

             SECTION 10.01. THE GUARANTY. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

             SECTION 10.02. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by the occurrence, one or more times, of any of the following:

             (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

             (ii) any modification or amendment of or supplement to this Agreement or any Note;

             (iii) any release, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

             (iv) any change in the corporate existence, structure or ownership of any Eligible Subsidiary or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

             (v) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, PROVIDED that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

             (vi) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

             (vii) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

             SECTION 10.03. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

             SECTION 10.04. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

             SECTION 10.05. SUBROGATION. Upon making any payment hereunder, the Company shall be subrogated to the rights of the payee against an Eligible Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Notes and all other amounts payable by all Borrowers under this Agreement have been paid in full.

             SECTION 10.06. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.


                                   ARTICLE XI

                                 MISCELLANEOUS

             SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof (or in the case of an Eligible Subsidiary, its Election to Participate), (y) in the case of any Bank, at its address or telex number set forth in its Administrative Questionnaire or
(z) in the case of any party, such other address or telex or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; PROVIDED that notices to the Agent under
Article II or Article VIII shall not be effective until received.

             SECTION 11.02. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

             SECTION 11.03. EXPENSES; DOCUMENTARY TAXES; INDEMNIFICATION. (a) The Company shall pay (i) all out-of-pocket expenses of the Agent, including fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, any Election to Participate or Election to Terminate or any Note.

             (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; PROVIDED that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

             SECTION 11.04. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Committed Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Committed Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Committed Loans made by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Committed Loans shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its Committed Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

             SECTION 11.05. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); PROVIDED that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of any Commitment, (iv) amend any provision of
Article X hereof or (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement; PROVIDED FURTHER, that this Agreement may be amended to give effect to any increased fees, interest rates and/or margins agreed upon pursuant to Section 8.05 or to reduce or rescind any such increases previously agreed upon pursuant to Section 8.05, if such amendment is in writing and is signed by the Company and Banks having more than 50% in aggregate amount of the Commitments and PROVIDED FURTHER that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation,
(x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) accelerate the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this PROVISO.

             SECTION 11.06. SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

             (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Company and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause
(i), (ii) or (iii) of Section 11.05 without the consent of the Participant.
The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII, with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

             (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit J hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Agent and, unless such Assignee is a Bank or an affiliate of a Bank, the Company; PROVIDED that, unless such Assignee is an affiliate of such transferor Bank or is another Bank, no such assignment shall be in an amount less than $10,000,000 and PROVIDED FURTHER that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and each Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,000. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.16.

             (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

             (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

             SECTION 11.07. COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

             SECTION 11.08. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

             SECTION 11.09. COUNTERPARTS; INTEGRATION. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

             SECTION 11.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

             SECTION 11.11. EXISTING CREDIT AGREEMENT. Each Borrower, Society National Bank, as Agent hereunder and as agent under the Existing Credit Agreement and each of the Banks, as a bank hereunder and as a bank party to the Existing Credit Agreement (the banks party to the Existing Credit Agreement, the "Existing Credit Agreement Banks"), agree that, notwithstanding anything to the contrary herein or in the Existing Credit Agreement:

             (i) the "Commitments" (as defined therein) of the Existing Credit Agreement Banks under the Existing Credit Agreement shall terminate on the Effective Date (any advance notice of such termination being hereby waived by each Bank which is an Existing Credit Agreement Bank); and

             (ii) on the Effective Date, the Banks shall, provided the conditions to borrowing hereunder are met on such day, fund Loans hereunder or shall continue to hold or purchase outstanding Loans under the Existing Credit Agreement and the Borrower shall repay "Loans" under the Existing Credit Agreement, in each case as set forth on Schedule 1 such that, effective as of the Effective Date, the Loans of the Banks hereunder shall be as set forth on
Schedule 1.

Any "Loans" under the Existing Credit Agreement continued to be held or purchased hereunder shall, effective on the Effective Date, be Loans hereunder, bearing interest at the interest rates provided for in the Existing Credit Agreement, except that the margin applicable to the pricing of any such Loan shall be, for the period on or after the

Effective Date, the margin applicable under this Agreement. If any purchase or prepayment of "Loans" under the Existing Credit Agreement is made pursuant to clause (ii) above, the Borrower agrees that it will reimburse each Existing Credit Agreement Bank for any funding losses incurred in connection therewith pursuant to the Existing Credit Agreement as if such "Loans" had been prepaid on the Effective Date.

             SECTION 11.12. ELIGIBLE SUBSIDIARIES. Any Person who was an "Eligible Subsidiary" under the Existing Credit Agreement (an "Existing Eligible Subsidiary") immediately prior to the effectiveness of this Agreement shall, effective as of the Effective Date, without any further action, be an Eligible Subsidiary under this Agreement, and the "Election to Participate" executed by such Subsidiary under the Existing Credit Agreement shall constitute the Election to Participate hereunder with respect to such Subsidiary for all purposes hereunder. The notes of each Existing Eligible Subsidiary held by each Existing Credit Agreement Bank shall, effective as of the Effective Date, be amended by substituting the date "December 20, 1995" for the date "March 18, 1993" set forth in the third paragraph of each such note and shall, effective as of the Effective Date, be a "Note" hereunder. Upon request of any Existing Credit Agreement Bank, each Existing Eligible Subsidiary shall execute a Note substantially in the form of Exhibit A payable to the order of such Bank. Upon receipt by such Bank of such new Note, such Bank shall cancel its original Note (if any) and return it to the appropriate Existing Eligible Subsidiary promptly. No failure of an Existing Credit Agreement Bank so to cancel and return its original Note shall affect the validity of its new Note.

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                                THE LINCOLN ELECTRIC COMPANY



                                              By /s/ D.F. Hastings
                                                ----------------------------
                                                Title: Chairman and
                                                       Chief Executive Officer

                                              By /s/ H. Jay Elliott
                                                ----------------------------
                                                Title: Vice President,
                                                       Chief Financial Officer
                                                       and Treasurer

                                                      22801 St. Clair Avenue
                                                 Cleveland, Ohio  44117-1199
                                                                      U.S.A.
                                                  Telephone:  (216) 383-2201
                                                   Fax:       (216) 486-6476
                                             Attention:  Michael J. O'Connor

Commitments


                    $42,000,000              SOCIETY NATIONAL BANK



                                               By /s/ William J. Kysela
                                                 -------------------------
                                                 Title: Vice President





                    $20,000,000              ABN AMRO BANK N.V.



                                               By /s/ R.W. Hasbrook
                                                 --------------------------
                                                 Title: Group Vice President


                                               By /s/ Kathryn C. Toth
                                                 --------------------------
                                                 Title: Vice President





                    $20,000,000              DRESDNER BANK AG, NEW YORK AND
                                                      GRAND CAYMAN BRANCHES



                                               By /s/ D Slusanczyk
                                                 --------------------------
                                                 Title: Vice President

                                               By /s/ J. Curtin Beaudouin
                                                 --------------------------
                                                 Title: First Vice President





                     $20,000,000              MORGAN GUARANTY TRUST COMPANY
                                                                OF NEW YORK



                                               By /s/ Timothy S. Broadbent
                                                 --------------------------
                                                 Title: Vice President

                      $20,000,000                   NBD BANK



                                                By /s/ Winfred S. Pinet
                                                  -----------------------
                                                  Title: Vice President





                      $20,000,000                   NATIONAL CITY BANK



                                                By /s/ A.J. DiMare
                                                  -----------------------
                                                  Title: Vice President





                      $14,500,000                   BANK OF AMERICA ILLINOIS



                                                By /s/ Lynn W. Stetson
                                                  -----------------------
                                                  Title: Vice President





                      $14,500,000                   CIBC INC.



                                                By /s/ John Mach
                                                  -----------------------
                                                  Title: Director

$14,500,000                                   CREDIT LYONNAIS CAYMAN ISLAND
                                              BRANCH



                                                By /s/ Mary Ann Klemm
                                                  -------------------------
                                                  Title: Vice President and
                                                         Group Head



                                              CREDIT LYONNAIS CHICAGO BRANCH


                                                By /s/ Mary Ann Klemm
                                                  -------------------------
                                                  Title: Vice President and
                                                         Group Head





$14,500,000                                   PNC BANK, NATIONAL ASSOCIATION



                                                By /s/ Christopher S. Helmeci
                                                  -------------------------
                                                  Title: Assistant Vice
                                                         President





Total Commitments

$200,000,000
=================

                                                          SOCIETY NATIONAL BANK,
                                                                        as Agent



                                                    By /s/ William J. Kysela
                                                      -------------------------
                                                      Title: Vice President

                                                               127 Public Square
                                                     Cleveland, Ohio  44114-1306
                                                                          U.S.A.
                                                      Telephone:  (216) 689-5654
                                                      Fax:        (216) 689-4981
                                                   Attention:  William J. Kysela

                                                                      Schedule 1


                         EXISTING AND CONTINUING LOANS

None

                                                                       EXHIBIT A


                                      NOTE




                                                              New York, New York
                                                                          , 199_



             For value received, [name of Borrower], a [jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of ____________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in or pursuant to the Credit Agreement. All such payments of principal and interest with respect to Committed Loans shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Society National Bank, 127 Public Square, Cleveland, Ohio 44114-1306 U.S.A. All such payments of principal and interest with respect to Alternative Currency Advances shall be made in the Alternative Currency in which such Alternative Currency Advance was made, in funds customary for the settlement of international transactions in such Alternative Currency at the time of any such payment, at the time and place notified by the Bank to the Borrower.

             All Loans made by the Bank, the respective types, maturities and Alternative Currencies (if applicable) thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; PROVIDED that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

             This note is one of the Notes referred to in the Credit Agreement dated as of December 20, 1995 among The Lincoln Electric Company, the banks listed on the signature pages thereof and Society National Bank, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

             [The Lincoln Electric Company has, pursuant to the provisions of the Credit Agreement, unconditionally guaranteed the payment in full of the principal of and interest on this note.]*


                                                              [NAME OF BORROWER]


                                                          By____________________
                                                            Name:
                                                            Title:



                                                        [By_____________________
                                                           Name:
                                                           Title:]**





__________________________________

     *To be deleted in case of Notes executed and delivered by The Lincoln Electric Company.

     **To be included in case of Notes executed and delivered by The Lincoln Electric Company.

                        LOANS AND PAYMENTS OF PRINCIPAL


__________________________________________________________________________

       Amount   Type     Alternative     Amount of
         of      of       Currency       Principal   Maturity   Notation
Date    Loan    Loan   (if applicable)    Repaid       Date     Made By
--------------------------------------------------------------------------

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

__________________________________________________________________________

                                                                       EXHIBIT B



                   Form of Alternative Currency Quote Request
                   ------------------------------------------


                                                                [Date]


To:          Society National Bank
               (the "Agent")

From:        [Name of Borrower]

Re:          Credit Agreement (the "Credit Agreement") dated as of December 20,
1995 among The Lincoln Electric Company, the Banks listed on the signature pages thereof and the Agent


             We hereby give notice pursuant to Section 2.14 of the Credit Agreement that we request Alternative Currency Quotes for the following proposed Alternative Currency Advance(s):


Date of Alternative Currency Advance(s):  _________________

Principal Amount   Alternative Currency   Interest Period
----------------   --------------------   ---------------

 Terms used herein have the meanings assigned to them in the Credit Agreement.


                                      [NAME OF BORROWER]


                                                   By __________________________
                                                     Name:
                                                     Title:


                                                  [By __________________________
                                                     Name:]
                                                     Title:                    *





__________________________________

     *To be included in case of an Alternative Currency Quote Request delivered by The Lincoln Electric Company.

                                                                       EXHIBIT C


               Form of Invitation for Alternative Currency Quote
               -------------------------------------------------



To:          [Name of Bank]

Re:          Invitation for Alternative Currency Quotes to [Name of Borrower]
(the "Borrower")


             Pursuant to Section 2.14 of the Credit Agreement dated as of December 20, 1995 among The Lincoln Electric Company, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Alternative Currency Quotes to the Borrower for the following proposed Alternative Currency Advance(s):


Date of Alternative Currency Advance(s):  _______________


Principal Amount   Alternative Currency   Interest Period
----------------   --------------------   ---------------




             Please respond to this invitation to the Borrower by no later than 2:00 P.M. (Cleveland, Ohio time) on [date].



                                               SOCIETY NATIONAL BANK



                                                    By _________________________
                                                              Authorized Officer

                                                                       EXHIBIT D



                       Form of Alternative Currency Quote


To:          [Name of Borrower]
             (the "Borrower")

Re:          Alternative Currency Quote


             In response to the invitation by Society National Bank on your behalf dated ____________, 199_, we hereby make the following Alternative Currency Quote on the following terms:


1.  Quoting Bank:  ________________________

2.  Person to contact at Quoting Bank:

    ________________________

3.  Date of Alternative Currency Advance(s):
    ______________*

4.  Alternative Currency Lending Office:
    ________________**





__________________________________

     *As specified in the related Invitation.

     ** Specify Alternative Currency Lending Office with respect to each Alternative Currency.

5. We hereby offer to make Alternative Currency Advance(s) in the following principal amounts, for the following Interest Periods and at the following rates:


          Principal    Alternative   Interest  Interest
          ---------    -----------   --------  --------
          Amount*       Currency      Period     Rate
          ------        --------      ------     ----


                                Very truly yours,

                                [NAME OF BANK]


Dated:  ___________________
By:     ___________________
        Authorized Officer





__________________________________

     *Principal amount bid for each Interest Period and each Alternative Currency may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend.

                                                                       EXHIBIT E



                                   OPINION OF
                              FREDERICK G. STUEBER
                            COUNSEL FOR THE COMPANY



                                                                [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Society National Bank
127 Public Square
Cleveland, Ohio  44114-1306
U.S.A.

                 Re:  The Lincoln Electric Company

Ladies and Gentlemen:

                 I have acted as counsel for The Lincoln Electric Company, an Ohio corporation (the "Company"), in connection with the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among the Company, the banks listed on the signature pages thereof and Society National Bank, as Agent, providing for the establishment of a revolving credit facility in the aggregate principal amount of $200,000,000. This opinion letter is furnished to you at the request of the Company pursuant to Section 3.01(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                 I have examined such documents, records and matters of law as I have deemed necessary for purposes of this opinion. Upon the basis of the foregoing and subject to the qualifications, limitations, exceptions and assumptions hereinafter set forth, I am of the opinion that:

                          1. The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Ohio, with corporate power and authority to own its own properties and conduct its business as now conducted.

                          2.      The Credit Agreement has been duly
                 authorized, executed, and delivered by the Company, is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms.

                          3.      The Notes have been duly authorized,
                 executed, and delivered by the Company, are valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms.

                          4. No registration with or approval by any governmental agency is required of the Company as a condition to the valid execution and delivery or the performance of the Credit Agreement, including the issuance of the Notes.

                          5. Neither the execution and delivery by the Company of the Credit Agreement nor the performance of the transactions therein contemplated, including the issuance of the Notes, will result in the violation of any statute or regulation or any order or decree known to us of any court or governmental authority binding upon the Company or its property, or conflict with or result in a default under any of the provisions of the Company's Amended Articles of Incorporation, as amended, or Regulations or any indenture, loan agreement or other agreement known to us by which the Company or any of its Subsidiaries is bound, or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                          6. The Credit Agreement constitutes a valid and binding agreement of each Subsidiary Borrower and is enforceable against each Subsidiary Borrower, respectively, in accordance with its terms and the Notes of each Subsidiary Borrower constitute valid and binding obligations under New York law of such Subsidiary Borrower and are enforceable against each Subsidiary Borrower, respectively, in accordance with their terms.

                          7. The choice of New York law to govern the Credit Agreement and the Notes in which such choice is stipulated is a valid and effective choice of law under the laws of the State of Ohio and adherence to existing judicial precedents would require a court sitting in the State of Ohio to abide by such choice of law.

                 My opinion that the Credit Agreement and the Notes are enforceable against the Company and the Borrower Subsidiaries in accordance with their terms, is subject to the qualification that enforceability is subject to, and may be limited or affected by (i) bankruptcy, insolvency, reorganization and other similar laws affecting the rights or remedies of creditors generally and (ii) general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law.

                 My opinions herein are limited to the laws of the State of Ohio and the federal laws of the United States. This opinion letter is furnished by me, as counsel for the Company, to you solely for your benefit in connection with Loans made under the Credit Agreement upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever.

                                        Very truly yours,

                                                                       EXHIBIT F


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT




                                                                [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Society National Bank
127 Public Square
Cleveland, Ohio  44114-1306
U.S.A.

Ladies and Gentlemen:

                 We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among The Lincoln Electric Company, an Ohio corporation (the "Company"), the banks listed on the signature pages thereof (the "Banks") and Society National Bank, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

                 We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                 We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion,
(i) we have relied, without independent investigation, as to all matters governed by the law of the State of Ohio, on the opinion of Frederick G. Stueber, Vice President, General Counsel and Secretary for the Company, dated today's date, copies of which have been delivered to you and, (ii) we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

                 This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                                               Very truly yours,

                                                                       EXHIBIT G




                        FORM OF ELECTION TO PARTICIPATE



                                                                         , 199__


SOCIETY NATIONAL BANK, as Agent for
  the Banks named in the
  Credit Agreement dated as of December 20, 1995 among The Lincoln Electric Company, such Banks and such Agent (the
  "Credit Agreement")

Ladies and Gentlemen:

                 Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

                 The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article IX of the Credit Agreement (other than the representation and warranty set forth in Section 9.04) are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation Section 11.08 thereof, as if the undersigned were a signatory party thereto.

                 The address to which all notices to the undersigned under the Credit Agreement should be directed is: _____________.

                 This instrument shall be construed in accordance with and governed by the laws of the State of New York. This instrument may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                               Very truly yours,

                                                   [NAME OF ELIGIBLE SUBSIDIARY]



                                                  By____________________________
                                                    Name:
                                                    Title:


                 The undersigned hereby confirms that (i) [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above and (ii) the representation and warranty set forth in Section 4.02(b) of the Credit Agreement is true and correct as to [name of Eligible Subsidiary] as of the date hereof.


                                                    THE LINCOLN ELECTRIC COMPANY



                                                  By____________________________
                                                    Name:
                                                    Title:



                                                  By____________________________
                                                    Name:
                                                    Title:

                 Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.


                                                          SOCIETY NATIONAL BANK,
                                                                        as Agent



                                                  By____________________________
                                                    Name:
                                                    Title:

                                                                       EXHIBIT H




                         FORM OF ELECTION TO TERMINATE



                                                                          , 199_


SOCIETY NATIONAL BANK, as Agent for
  the Banks named in the Credit
  Agreement dated as of __________ __, 1995 among The Lincoln Electric Company, such Banks and such Agent (the
  "Credit Agreement")

Ladies and Gentlemen:

                 Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

                 The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

                 This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                 This instrument may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.


                                                               Very truly yours,

                                                   [NAME OF ELIGIBLE SUBSIDIARY]



                                                   By___________________________
                                                     Name:
                                                     Title:


                 The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                                                    THE LINCOLN ELECTRIC COMPANY


                                                    By__________________________
                                                      Name:
                                                      Title:


                                                    By__________________________
                                                      Name:
                                                      Title:



                 Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.


                                                          SOCIETY NATIONAL BANK,
                                                                        as Agent


                                                  By____________________________
                                                    Name:
                                                    Title:

                                                                     EXHIBIT I-1



                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                     (BORROWINGS BY ELIGIBLE SUBSIDIARIES)



                                                              [Dated as provided
                                                              in Section 3.03 of
                                                           the Credit Agreement]



To the Banks and the Agent
  Referred to Below
c/o Society National Bank,
  as Agent
127 Public Square
Cleveland, Ohio  44114-1306
U.S.A.

Ladies and Gentlemen:

                 I am counsel to [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Borrower"), and give this opinion at the request of the Borrower pursuant to Section 3.03(b) of the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among The Lincoln Electric Company (the "Company"), the banks listed on the signature pages thereof and Society National Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

                 I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, I am of the opinion that:

                 1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a Wholly-Owned Consolidated Subsidiary of the Company.

                 2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                 3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and its Notes constitute valid and binding obligations of the Borrower.

                 4. [Other than as set forth in paragraph 5 hereof,] there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                 [5.  Tax disclosure]



                                        Very truly yours,

                                                                     EXHIBIT I-2


                                   OPINION OF
                            COUNSEL FOR THE COMPANY
                     (BORROWINGS BY ELIGIBLE SUBSIDIARIES)


                                                              [Dated as provided
                                                              in Section 3.03 of
                                                           the Credit Agreement]


To the Banks and the Agent
  Referred to Below
c/o Society National Bank,
  as Agent
127 Public Square
Cleveland, Ohio  44114-1306
U.S.A.

Ladies and Gentlemen:

                 I am counsel to The Lincoln Electric Company, an Ohio corporation (the "Company"), and give this opinion at the request of the Company pursuant to Section 3.03(b) of the Credit Agreement (the "Credit Agreement") dated as of December 20, 1995 among the Company, the banks listed on the signature pages thereof and Society National Bank, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

                 I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                 Upon the basis of the foregoing, I am of the opinion that the execution and delivery by the [name of Eligible Subsidiary] (the "Borrower") of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes do not contravene, or constitute a default under, any provision of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

                                                               Very truly yours,

                                                                       EXHIBIT J



                      ASSIGNMENT AND ASSUMPTION AGREEMENT




                 AGREEMENT dated as of _________, 199_ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), [THE LINCOLN ELECTRIC COMPANY (the "Company")] and SOCIETY NATIONAL BANK, as Agent (the "Agent").

                              W I T N E S S E T H


                 WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 20, 1995 among [The Lincoln Electric Company (the "Company")]/[the Company], the Assignor and the other Banks party thereto, as Banks, and the Agent (as amended, the "Credit Agreement");

                 WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans in an aggregate principal amount at any time outstanding not to exceed $__________;

                 WHEREAS, Committed Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

                 WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

                 SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Company] and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                 SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                 SECTION 4. CONSENT OF [THE COMPANY AND] THE AGENT. This Agreement is conditioned upon the consent of [the Company and] the Agent pursuant to Section 11.06(c) of the Credit Agreement. The execution of this Agreement by [the Company and] the Agent is evidence of this consent.





__________________________________

     * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

Pursuant to Section 11.06(c) the Company agrees to execute and deliver a Note [and to cause each Eligible Subsidiary to execute and deliver a Note] payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

                 SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or financial or other statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note.
The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrowers.

                 SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                                     [ASSIGNOR]


                                                     By_________________________
                                                       Name:
                                                       Title:



                                                    [ASSIGNEE]


                                                    By__________________________
                                                      Name:
                                                      Title:

                                                   [THE LINCOLN ELECTRIC COMPANY


                                                    By__________________________
                                                      Name:
                                                      Title:


                                                    By__________________________
                                                      Name:
                                                      Title:]



                                                          SOCIETY NATIONAL BANK,
                                                                        as Agent


                                                    By__________________________
                                                      Name:
                                                      Title:

                                                                       EXHIBIT K


                              EXTENSION AGREEMENT


The Lincoln Electric Company
22801 St. Clair Avenue
Cleveland, Ohio  44117-1199

Society National Bank, as Agent
  under the Credit Agreement
  referred to below


Gentlemen:

                 The undersigned hereby agree to extend, effective [Extension Date], the Termination Date under the Credit Agreement dated as of December 20, 1995 among The Lincoln Electric Company, the Banks listed therein and Society National Bank, as Agent (as amended, the "Credit Agreement") for one year to [date to which the Termination Date is extended]. Terms defined in the Credit Agreement are used herein as therein defined.

                 This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York.

                                                                  [NAME OF BANK]


                                                     By_________________________
                                                       Title:

Agreed and accepted:

THE LINCOLN ELECTRIC COMPANY


By__________________________
  Title:


SOCIETY NATIONAL BANK, as Agent


By_____________________________
  Title:

                                                                       EXHIBIT L



                       Form of Money Market Quote Request




                                     [Date]



To:              Society National Bank (the "Agent")


From:            [Name of Borrower]

Re: Credit Agreement (as amended, the "Credit Agreement") dated as of December 20, 1995 among The Lincoln Electric Company, the Banks listed on the signature pages thereof and the Agent


                 We hereby give notice pursuant to Section 2.15 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  ______________________

Principal Amount*                                  Interest Period**

$


                 Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]





__________________________________

     *Amount must be $____________ or a larger multiple of $______________.

          **Not less than one month (LIBOR Auction or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                          Terms used herein have the meanings assigned to them
in the Credit Agreement.

                                                              [NAME OF BORROWER]



                                                 By_____________________________
                                                   Title:

                                                                       EXHIBIT M



                   Form of Invitation for Money Market Quotes
                   ------------------------------------------


To:      [Name of Bank]

Re:      Invitation for Money Market Quotes to [Name of Borrower] (the
         "Borrower")


         Pursuant to Section 2.15 of the Credit Agreement dated as of December 20, 1995 among The Lincoln Electric Company, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  ______________________

Principal Amount                           Interest Period
----------------                           ---------------


$

         Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

         Please respond to this invitation by no later than [2:00 P.M.] (Cleveland, Ohio time) on [date].

                            SOCIETY NATIONAL BANK


                            By_____________________
                               Authorized Officer

                                                                       EXHIBIT N



                           Form of Money Market Quote
                           --------------------------

To:      Society National Bank

Re:      Money Market Quote to [Name of Borrower] (the "Borrower")


         In response to your invitation on behalf of the Borrower dated _____________, 19___, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:  _________________________________

2.       Person to contact at Quoting Bank:

            _________________________________

3.       Date of Borrowing: ______________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal  Interest    Money Market
 Amount**   Period***    [Margin****]       [Absolute Rate*****]
 ------     ------       -------            --------------
$

$

            [Provided, that the aggregate principal amount of Money Market
            Loans for which the above offers may be accepted shall not exceed
            $_______________.]**





__________________________________

     *As specified in the related Invitation.

        **Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.